EXHIBIT 3.60

STATE OF ALABAMA

DOMESTIC LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION GUIDELINES

INSTRUCTIONS:

STEP 1:	THE NAME OF THE LIMITED LIABILITY COMPANY MUST CONTAIN THE WORDS LIMITED LIABILITY COMPANY, LLC OR L.L.C.

STEP 2:

FILE THE ORIGINAL AND TWO COPIES OF THE ARTICLES OF ORGANIZATION IN THE COUNTY WHERE THE LLC’S REGISTERED OFFICE IS LOCATED. THE SECRETARY OF STATE’S FILING FEE IS $40. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY THE PROBATE FILING FEE.

PURSUANT TO THE ALABAMA LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF ORGANIZATION.

Article I	The name of the Limited Liability Company:

RTM Gulf Coast, LLC

(Your company title must end with the words Limited Liability Company, L.L.C. or LLC)

Article II	The duration of the Limited Liability Company is perpetual

Article III	The Limited Liability Company has been organized for the following purpose(s):

any lawful activity for which limited liability companies may be formed under the laws of the State of Alabama, including operating fast food restaurant

Article IV	The street address (NO PO BOX) of the registered office: 150 South Perry Street, Montgomery, AL 36104 and the name of the registered agent at the office: CSC-Lawyers Incorporating Service Incorporated

Article V	The name and addresses of the initial member(s), and organizer (if any):

RTM, Inc., 1155 Perimeter Center West, Suite 1200, Atlanta, GA 30338

(Attach additional sheets if necessary)

Article VI

If the Limited Liability Company is to be managed by one or more managers, list the names and addresses of the managers who are to serve until the first annual meeting of the members or until their successors are elected and qualified.

See Attachment.

                       Any provision that is not inconsistent with the law for the regulation of the internal affairs of the Limited Liability Company is permitted to be set forth in the operating agreement of the LLC.

                       IN WITNESS THEREOF, the undersigned members executed these Articles of Organization on this the  18th day of December, 20 07.

THIS DOCUMENT PREPARED BY:

/s/ROBERT Q. JONES, JR.

Signature of Member/Organizer

RTM Gulf Coast, LLC

Attachment to Alabama Articles of Organization

Article VI. Name and address of each manager:

Sharron L. Barton
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338

Stephen E. Hare
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338

Nils H. Okeson
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338

Roland C. Smith
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338